EXHIBIT 21
                              PRESIDENT CASINOS, INC.
                             SCHEDULE OF SUBSIDIARIES


                                                    State or Jurisdiction
           Name                               of Incorporation or Organization

The Connelly Group, L.P.                                  Delaware

President Riverboat Casino-Missouri, Inc.                 Missouri

The President Riverboat Casino-Mississippi, Inc.          Mississippi

President Riverboat Casino-Iowa, Inc.                     Iowa

TCG/Blackhawk, Inc.                                       Iowa

PRC Holdings Corporation                                  Delaware

PRC Management, Inc.                                      Pennsylvania

President Riverboat Casino-Philadelphia, Inc.             Pennsylvania

PRC Louisiana, Inc.                                       Louisiana

President Riverboat Casino-New York, Inc.                 Delaware

President Mississippi Charter Corporation                 Mississippi

PRCX Corporation                                          Delaware

Broadwater Hotel, Inc.                                    Mississippi

President Broadwater, LLC                                 Mississippi

Vegas Vegas, Inc.                                         Mississippi